UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 20, 2023
Vestis Corporation
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	001-41783	92-2573927
2400 Market Street
Philadelphia, Pennsylvania 19103
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (470) 226-3566
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.
On September 11, 2023, Vestis Corporation (the “Company”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, which included an Information Statement, dated September 11, 2023, as Exhibit 99.1 thereto (the “Information Statement”). The Information Statement describes the expected pro rata distribution of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) by Aramark to Aramark stockholders (the “Distribution”). Subject to the satisfaction or waiver of the conditions for the Distribution, which are described in the Information Statement, the Distribution is expected to occur at 12:01 a.m., Eastern time, on September 30, 2023.
Item 3.02    Unregistered Sales of Equity Securities.
On September 20, 2023, prior to the stock split effected by the Split Amendment (as defined below), in connection with the internal reorganization undertaken to transfer Aramark Uniform Services to the Company, as further described in the Information Statement, the Company issued 79 shares of Common Stock to Aramark Services, Inc. (“Aramark Services”), a Delaware corporation and a subsidiary of Aramark, in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Such shares of Common Stock were issued in exchange for the contribution by Aramark Services to the Company of the shares of certain of Aramark Services’ Canadian subsidiaries.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of September 26, 2023, the Board of Directors (the “Board”) of the Company increased the size of the Board from two to three directors and appointed Tracy Jokinen to fill the vacancy resulting from such increase. Upon her appointment, Ms. Jokinen was also named by the Board as the sole member and the chair of the Audit Committee of the Board (the “Audit Committee”). It is expected that Ms. Jokinen will continue to serve as a director and as a member and the chair of the Audit Committee as of the effective time of the Distribution.
Biographical information for Ms. Jokinen and a description of the Company’s director compensation program is set forth in the sections entitled “Directors” and “Director Compensation,” respectively, in the Information Statement, and such information and description are incorporated in this Item 5.02 by reference.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Distribution, the Company filed a certificate of amendment to its Restated Certificate of Incorporation (the “Split Amendment”) with the Secretary of State of the State of Delaware on September 20, 2023. The Split Amendment increased the number of authorized shares of Common Stock and preferred stock, par value $0.01, of the Company, and effected a stock split of the outstanding shares of Common Stock. The foregoing description of the Split Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text thereof, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.
The following exhibits are being furnished as part of this report.

Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Vestis Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2023	VESTIS CORPORATION
	By:	/s/ Rick Dillon
	Name:	Rick Dillon
	Title:	Executive Vice President and Chief Financial Officer